EXHIBIT 10.2

ADDENDUM TO BRIDGE LOAN AGREEMENT DATED MARCH 31, 2008 BETWEEN SINGLE TOUCH SYSTEMS INC. (FKA HOSTING SITE NETWORK, INC.) AND SINGLE TOUCH INTERACTIVE, INC.

This Addendum is made and entered into as of the 29th day of May 2008. Unless otherwise defined herein, capitalized terms used in this Addendum shall have the meaning given to them as in the Bridge Loan Agreement.

NOW, THEREFORE, in consideration of the respective covenants contained herein and intending to be legally bound hereby, the Parties hereto agree as follows:

1.    The first WHEREAS clause of the Bridge Loan Agreement is amended to read as follows:

“WHEREAS, Lender and Borrower have agreed upon certain of the terms and conditions of a merger (the “Merger”) and related transactions (collectively, the “Transactions”) which is expected to be completed and closed upon no later than June 30, 2008 (the “Completion Date”);”

2.    All other terms of the Bridge Loan Agreement shall continue with full force and effect.

3.    This Addendum may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, this Addendum has been executed by the Parties as of the date first above written:

SINGLE TOUCH INTERACTIVE, INC.

By: /s/ Anthony Macaluso Name: Anthony Macaluso
Title: Chief Executive Officer

SINGLE TOUCH SYSTEMS INC. (FKA HOSTING SITE NETWORK, INC.).

By: /s/ Scott Vicari Name: Scott Vicari
Title: President